Exhibit 99.1

Quest Resource Holding Corporation Announces Third Quarter 2014 Financial Results

Reports Record Quarterly Revenue

Frisco, TX – November 14, 2014 – Quest Resource Holding Corporation (NASDAQ: QRHC), a leading provider of integrated sustainability and recycling solutions to businesses, today announced financial results for the third quarter of 2014.

Third Quarter 2014 Highlights:

•	Record third quarter 2014 revenues of $47.0 million;

•	Positive EBITDAS of $908,000 for Q3 2014 compared with negative EBITDAS of $(5.1) million for Q3 2013;

•	Received $18.0 million of gross proceeds from recently completed underwritten public offering ;

•	Eliminated long-term debt by combined conversion and payoff of $22.0 million of notes.

“Our performance in the third quarter once again affirms our strategy of positioning us as the single-source partner of integrated recycling and sustainability solutions for top-tier clients looking to take a holistic approach to sustainable waste management. Since the beginning of the year, we have added more than 5,000 locations, expanded our presence in the restaurant and grocery spaces through the addition of top restaurant and grocery chains, and launched our YouChange® eco-friendly marketplace,” commented Brian Dick, President and CEO of Quest. “We believe our asset-light business model affords us the scale, breadth of services, and geographies that no one else can offer and that our world-class customer service and on-staff expertise allow us to prove our value to our clients every day.”

“Our momentum continued in the third quarter of 2014. Historically, our new client additions result in long-term relationships with recurring revenue, providing enhanced cash flow visibility and strategies to guide investment in our growth. We have again hit record quarterly revenue with third quarter revenue of $47.0 million, putting us at annualized revenue run rate of $188 million, with positive EBITDAS for three straight quarters, and a path toward GAAP profitability by the end of next fiscal year,” continued Brian Dick.

Laurie Latham, Quest’s Chief Financial Officer, stated, “The public offering we closed at the end of September has put us in a much stronger financial position. We are now free of long-term debt with an additional $5.2 million of new working capital, a positive current ratio, and a positive net tangible book value.”

Latham continued, “The capital infusion will allow us to continue to expand our client base, execute on our growth strategies, and innovate our technology platform to better position ourselves as the differentiated, single-source partner of integrated recycling and sustainability solutions. We expect future improvement in our operating results from reduced annualized interest expense of approximately $3.3 million by removing over $1.5 million of cash interest payments plus approximately $1.8 million of discount amortization on the $22 million of notes retired.”

Third Quarter Financial Results:

For the three months ended September 30, 2014, revenues increased to $47.0 million compared with $28.9 million for the comparable quarter of 2013. Gross profit increased to $3.9 million for the three months ended September 30, 2014 compared with $2.7 million for the comparable quarter in 2013. Net loss decreased to $4.7 million from $9.3 million for the third quarter 2013. The loss per share on a basic and diluted basis was $(0.05) for the third quarter of 2014 compared with a loss per share of $(0.10) for the comparable quarter in 2013. Our 2014 third quarter fiscal results reflect 100% ownership of Quest Resource Management Group, LLC.

EBITDAS was approximately $908,000 for the third quarter compared with $(5.1) million for the prior year quarter. We use the non-GAAP measurement of earnings before interest, taxes, depreciation, amortization, and stock-related non-cash charges (“EBITDAS”) to evaluate our performance. EBITDAS is a non-GAAP measure that we believe can be helpful in assessing our overall performance as an indicator of operating and earnings quality.

Nine-Month Financial Results:

For the nine months ended September 30, 2014, revenues increased to $127.7 million compared with $29.6 million for the comparable period of 2013. Gross profit increased to $10.7 million for the nine months ended September 30, 2014 compared with $3.2 million for the comparable period in 2013. Net loss decreased to $8.1 million from $14.9 million for the nine months ended September 30, 2013. The loss per share on a basic and diluted basis was $(0.08) for the nine months ended September 30, 2014 compared with a loss per share of $(0.21) for the comparable period in 2013.

EBITDAS was approximately $1.8 million for the nine months ended September 30, 2014 compared with $(7.1) million for the comparable period in 2013.

About Quest Resource Holding Corporation

Quest Resource Holding Corporation (“Quest”) provides programs for sustainability, recycling, and resource management. Through its subsidiaries, Quest Resource Management Group, LLC and Earth911, Inc., Quest designs programs, manages their execution, and delivers digital content and data to help consumers and businesses achieve a lower-waste lifestyle. Quest is dedicated to creating a more sustainable and profitable approach for its enterprise clients, and a multifaceted and inclusive medium for sustainability publishing. (NASDAQ: QRHC) (www.QRHC.com)

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding our belief in the correctness of our strategy of positioning ourselves as a single-source provider of integrated recycling and sustainability solutions for top-tier clients looking to take a holistic approach to sustainable waste management; our belief that our asset-light business model affords us the scale, breadth of services, and geographies that no one else can offer and that our world-class customer service and on-staff expert consultants allow us to prove our value to our clients; our view that new client additions often result in long-term relationships with recurring revenue, providing enhanced cash flow visibility and strategies to guide investment in our growth; our belief that we are on a path toward profitability by the end of the next fiscal year with continued growth; our belief in the strength of our financial position; our belief in the positive factors that will result from the infusion of capital; and our expectation for future improvements in our operating results from reduced interest payments. These statements are based on our current expectations, estimates, projections, beliefs, and assumptions. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2013. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

OPERATING HIGHLIGHTS

(Unaudited)

(In thousands - except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Revenue	$46,981	$28,899	$127,655	$29,614
Cost of revenue	43,130	26,233	116,963	26,381

Gross profit	3,851	2,666	10,692	3,233
Operating expenses
Selling, general and administrative	3,486	5,032	9,972	9,690
Depreciation and amortization	957	851	2,862	881
Gain on equity interest	—	(23,449)	—	(23,449)
Impairment of goodwill	—	26,850	—	26,850

Total operating expenses	4,443	9,284	12,834	13,972

Operating loss	(592)	(6,618)	(2,142)	(10,739)
Interest and other expense	(4,153)	(2,721)	(5,918)	(4,786)
Equity income in Quest Resource Management Group, LLC	—	88	—	667
Income tax expense	—	—	—	—

Net loss	$(4,745)	$(9,251)	$(8,060)	$(14,858)

Net loss applicable to common stockholders	$(4,745)	$(9,251)	$(8,060)	$(14,858)

Net loss per common share:
Basic and Diluted	$(0.05)	$(0.10)	$(0.08)	$(0.21)
Weighted average number of common shares outstanding:
Basic and Diluted	98,000	88,538	96,832	70,734

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDAS

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Net loss	$(4,745)	$(9,251)	$(8,060)	$(14,858)
Depreciation and amortization	957	851	2,862	881
Interest and other expense	4,153	2,721	5,918	4,786
Stock-based compensation expense	543	564	1,124	2,137
Income tax expense	—	—	—	—

EBITDAS	$908	$(5,115)	$1,844	$(7,054)

# # #